Press Release

Vroom Provides Update on Relisting of Common Stock and Q4 2024 Liquidity

February 19, 2025

NEW YORK--(BUSINESS WIRE)--Vroom, Inc. (the “Company”), a leading automotive finance company and a data and AI-powered analytics and digital services platform supporting the automotive industry, today provided an update regarding the relisting of the Company’s common stock on the Nasdaq Stock Market LLC and certain preliminary unaudited financial results for the fourth quarter 2024, following the Company’s recapitalization of its previously issued unsecured convertible senior notes.

● Vroom has received approval for the relisting of its common stock on the Nasdaq Global Market under the ticker symbol VRM, with trading expected to commence on February 20, 2025, after the market opens. Vroom is also exploring the potential listing of its warrants on a national stock exchange.

● As of December 31, 2024, Vroom had estimated preliminary consolidated total cash and excess liquidity of $58 million dollars, including $29 million dollars of cash and cash equivalents and $28 million dollars of excess available liquidity on UACC’s warehouse lines. These estimated preliminary figures are inclusive of the impact of approximately $7 million in cash disbursements during Q4 2024, related to the recapitalization.

Financial Disclosure Advisory

This release contains certain estimated preliminary financial results for the fourth quarter ended December 31, 2024. These estimates are based on the information available to the Company at this time. The Company’s financial closing procedures for the fourth quarter and full year 2024 are not yet complete and, as a result, actual results may vary from the estimated preliminary results presented here due to the completion of the Company’s financial closing and audit procedures. The estimated preliminary financial results have not been audited or reviewed by the Company’s independent registered public accounting firm. These estimates should not be viewed as a substitute for the Company’s full interim or annual financial statements. Accordingly, you should not place undue reliance on this preliminary data.

About Vroom (Nasdaq: VRM)

Vroom owns and operates United Auto Credit Corporation (UACC), a leading automotive lender serving the independent and franchise dealer market nationwide, and CarStory, a leader in AI-powered analytics and digital services for automotive retail. Prior to January 2024, Vroom also operated an end-to-end ecommerce platform to buy and sell used vehicles. Pursuant to its previously announced Value Maximization Plan, Vroom discontinued its ecommerce operations and wound down its used vehicle dealership business.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our anticipated financial performance for any period of time, including preliminary unaudited cash, excess liquidity and cash disbursements related to the recapitalization, for the fourth quarter and full year ending December 31, 2024, the commencement of trading of our common stock on the Nasdaq Global Market, the potential listing of our warrants on a national stock exchange, and the timing of any of the foregoing. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements in this press release include: as a result of the prepackaged Chapter 11 case, our historical financial information will not be indicative of our future performance; we are subject to claims that were not discharged in the prepackaged Chapter 11 case, which could have a material adverse effect on our financial condition and results of operations; the prepackaged Chapter 11 case may cause us to experience increased levels of employee attrition; the prepackaged Chapter 11 case raises substantial doubt regarding our ability to continue as a going concern; our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could materially adversely affect our business, financial condition and results of operations and impair our ability to satisfy our debt obligations; we may not be able to comply with the continued listing rules on the Nasdaq Global Market; we may not be able to satisfy an initial listing rule on a national securities exchange for our warrants; our tax attributes and future tax deductions may be reduced or significantly limited as a result of the consummation of the plan of reorganization; there are risks associated with the discontinuance of our ecommerce operations and wind-down of our used vehicle dealership business; we may not generate sufficient liquidity to operate our business; as well as the other important risks and uncertainties identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our Quarterly report on Form 10-Q for the quarter ended September 30, 2024, which is available on our Investor Relations website at ir.vroom.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Investor Relations:

Vroom
Jon Sandison
investors@vroom.com

Source: Vroom, Inc.

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